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                                                                     EXHIBIT 4.1

                                  CLASS A
                               COMMON STOCK

                                (FBR LOGO)

 NUMBER
[A  3301]                                FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.                                  [SHARES]
                                INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

                                                                                                                 SEE REVERSE FOR
                                                                                                                 CERTAIN DEFINITIONS

                                                                                                                 CUSIP 358434 10 8

THIS CERTIFIES THAT





IS THE OWNER OF

                     FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, Par Value $0.01 per share, OF

                                                       CERTIFICATE OF STOCK

Friedman, Billings, Ramsey Group, Inc., the above-named Corporation, transferable on the books of the Corporation, by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                                                                  -s- Emmanuel Friedman

                                                                                  Chairman of the Board & Chief Executive Officer
Countersigned and Registered
    AMERICAN STOCK TRANSFER & TRUST COMPANY
                (New York, NY)
                        Transfer Agent and Registrar                              -s- Eric Billings
                                                                                  Vice Chairman and Co-Chief Executive Officer

                                                               (SEAL)
By -s-   (STAMP)

                        Authorized Signature

                     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF STOCK AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES WITHIN A CLASS (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES). ANY SUCH REQUESTS SHOULD BE ADDRESSED IN WRITING TO THE SECRETARY OF THE CORPORATION.

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE ("CLASS A COMMON STOCK"). THE ARTICLES OF INCORPORATION OF THE CORPORATION PROVIDE THAT EXCEPT AS OTHERWISE REQUIRED BY LAW (i) THE HOLDERS OF CLASS A COMMON STOCK WILL BE ENTITLED TO ONE (1) VOTE PER SHARE ON ALL MATTERS TO BE VOTED ON BY THE CORPORATION'S SHAREHOLDERS, (ii) THE HOLDERS OF CLASS B COMMON STOCK PAR VALUE $0.01 PER SHARE ("CLASS B COMMON STOCK") WILL BE ENTITLED TO THREE (3) VOTES PER SHARE ON ALL MATTERS TO BE VOTED ON BY THE CORPORATION'S SHAREHOLDERS AND (iii) THE HOLDERS OF THE CLASS A COMMON STOCK AND CLASS B COMMON STOCK SHALL VOTE TOGETHER AS A SINGLE VOTING GROUP. IN CERTAIN CIRCUMSTANCES SHARES OF THE CLASS B COMMON STOCK ARE CONVERTIBLE AT THE OPTION OF THE CORPORATION INTO AN EQUAL NUMBER OF SHARES OF CLASS A COMMON STOCK. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES OF INCORPORATION, AS AMENDED FROM TIME-TO-TIME, WHICH ARE MADE A PART HEREOF BY REFERENCE AND A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS IN WRITING.

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                   UNIF GIFT MIN ACT -- _________ Custodian _________
TEN ENT -- as tenants by the entireties                                  (Cust)             (Minor)
JT TEN  -- as joint tenants with right of                              under Uniform Gifts to Minors
           survivorship and not as tenants in                          Act_________________
           common                                                              (State)

    Additional abbreviations may also be used though not in the above list.

For Value Received, _____________ hereby sell, assign and transfer into

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

________________________________________________________________________________
 (please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________________,
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:_______________ 20______

                                    Signature:
                                    _________________________________________

                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT, OR ANY CHANGE WHATEVER.

                                    Signature(s) Guaranteed:
                                    __________________________________________

                                    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                    STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                    AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

         The shares of Common stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and for certain other purposes under the Code. No person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares such class or series of Preferred Stock, (iii) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution),
(iv) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, (v) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (vi) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by a Disqualified Organization. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Common Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-In-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.